JOINT FILER INFORMATION


Name:                                   Occidental Chemical Holding
                                        Corporation

Address:                                10889 Wilshire Boulevard
                                        Los Angeles, California 90024

Designated Filer:                       Occidental Petroleum Corporation

Issuer & Ticker Symbol:                 Lyondell Chemical Company (LYO)

Date of Event Requiring Statement:      05/09/2005

Signature:                              OCCIDENTAL CHEMICAL HOLDING
                                        CORPORATION


                                        By: /s/ J. R. HAVERT
                                            ------------------------------------
                                            J. R. Havert
                                            Vice President and Treasurer
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                             JOINT FILER INFORMATION



Name:                                   Occidental Petroleum Investment Co.

Address:                                10889 Wilshire Boulevard
                                        Los Angeles, California 90024

Designated Filer:                       Occidental Petroleum Corporation

Issuer & Ticker Symbol:                 Lyondell Chemical Company (LYO)

Date of Event Requiring Statement:      05/09/2005

Signature:                              OCCIDENTAL PETROLEUM
                                        INVESTMENT CO.


                                        By: /s/ J. R. HAVERT
                                            ------------------------------------
                                            J. R. Havert
                                            Vice President and Treasurer